The Growth Fund of America, Inc.
                            One Market, Steuart Tower
                                   Suite 1800
                         San Francisco, California 94105

                                Mailing address:
                                  P.O. Box 7650
                      San Francisco, California 94120-7650
                              Phone (415) 421 9360



Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74A through 74N, 74T, 74U1 and 74U2, and 74V1 and 74V2, the complete answers are as follows:


Item 48K
If answer to 47 is 'Y' (Yes), fill in the table or the single fee rate applied to Registrant's/Series' assets based on the advisory contract.

--------------------- -------------------------- ------------------
Step:                        Asset Value          Annual Fee Rate
                          ($000's omitted)
--------------------- -------------------------- ------------------
K) over               130,000,000                0.245%
--------------------- -------------------------- ------------------



Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

------------------ --------------------------------
Share Class            Total Income Dividends
                           (000's omitted)
------------------ --------------------------------
Class A            $196,961
------------------ --------------------------------
Class B              -
------------------ --------------------------------
Class C              -
------------------ --------------------------------
Class F            $33,311
------------------ --------------------------------
Total              $230,272
------------------ --------------------------------
Class 529-A        $3,701
------------------ --------------------------------
Class 529-B          -
------------------ --------------------------------
Class 529-C          -
------------------ --------------------------------
Class 529-E        $20
------------------ --------------------------------
Class 529-F        $69
------------------ --------------------------------
Class R-1            -
------------------ --------------------------------
Class R-2            -
------------------ --------------------------------
Class R-3          $9,434
------------------ --------------------------------
Class R-4          $24,656
------------------ --------------------------------
Class R-5          $13,498
------------------ --------------------------------
Total              $51,378
------------------ --------------------------------



Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

-------------------- -------------------------------------------
Share Class             Dividends from Net Investment Income
-------------------- -------------------------------------------
Class A              $0.0900
-------------------- -------------------------------------------
Class B                -
-------------------- -------------------------------------------
Class C                -
-------------------- -------------------------------------------
Class F              $0.1019
-------------------- -------------------------------------------
Class 529-A          $0.1007
-------------------- -------------------------------------------
Class 529-B            -
-------------------- -------------------------------------------
Class 529-C            -
-------------------- -------------------------------------------
Class 529-E          $0.0100
-------------------- -------------------------------------------
Class 529-F          $0.0899
-------------------- -------------------------------------------
Class R-1              -
-------------------- -------------------------------------------
Class R-2              -
-------------------- -------------------------------------------
Class R-3            $0.0606
-------------------- -------------------------------------------
Class R-4            $0.1341
-------------------- -------------------------------------------
Class R-5            $0.1907
-------------------- -------------------------------------------



Item 74A through 74N and 74T Condensed balance sheet data:
----------------------------------------------  -------------------------------
                                                   As of the end of current
                                                reporting period (000's omitted
                                                 except for per share amounts)
----------------------------------------------  -------------------------------
A) Cash                                          $10,690
----------------------------------------------  -------------------------------
B) Repurchase agreements                          -
----------------------------------------------  -------------------------------
C) Short-term debt securities other than
repurchase agreements                            $10,982,267
----------------------------------------------  -------------------------------
D) Long-term debt securities including
convertible debt                                 $281,023
----------------------------------------------  -------------------------------
E) Preferred, convertible preferred, and
adjustable rate preferred stock                  $645
----------------------------------------------  -------------------------------
F) Common stock                                  $103,435,523
----------------------------------------------  -------------------------------
G) Options on equities                            -
----------------------------------------------  -------------------------------
H) Options on all futures                         -
----------------------------------------------  -------------------------------
I) Other investments                              -
----------------------------------------------  -------------------------------
J) Receivables from portfolio instruments sold   $243,490
----------------------------------------------  -------------------------------
K) Receivables from affiliated persons            -
----------------------------------------------  -------------------------------
L) Other receivables                             $327,886
----------------------------------------------  -------------------------------
M) All other assets                               -
----------------------------------------------  -------------------------------
N) Total assets                                  $115,281,524
----------------------------------------------  -------------------------------

----------------------------------------------  -------------------------------
T) Net Assets of common shareholders             $114,655,201
----------------------------------------------  -------------------------------



Item 74U1 and 74U2
Number of shares outstanding

------------------ ----------------------------------
Share Class               Shares Outstanding
                            (000's omitted)
------------------ ----------------------------------
Class A            2,297,028
------------------ ----------------------------------
Class B            213,609
------------------ ----------------------------------
Class C            247,782
------------------ ----------------------------------
Class F            412,803
------------------ ----------------------------------
Total              3,171,222
------------------ ----------------------------------
Class 529-A        47,133
------------------ ----------------------------------
Class 529-B        11,647
------------------ ----------------------------------
Class 529-C        15,563
------------------ ----------------------------------
Class 529-E        2,588
------------------ ----------------------------------
Class 529-F        1,019
------------------ ----------------------------------
Class R-1          4,229
------------------ ----------------------------------
Class R-2          54,285
------------------ ----------------------------------
Class R-3          219,149
------------------ ----------------------------------
Class R-4          273,644
------------------ ----------------------------------
Class R-5          108,402
------------------ ----------------------------------
Total              737,659
------------------ ----------------------------------



Item 74V1 and 74V2
Net asset value per share (to nearest cent)

----------------------- -------------------------
                            Net Asset Value
Share Class                    Per Share
----------------------- -------------------------
Class A                 $29.51
----------------------- -------------------------
Class B                 $28.55
----------------------- -------------------------
Class C                 $28.47
----------------------- -------------------------
Class F                 $29.37
----------------------- -------------------------
Class 529-A             $29.42
----------------------- -------------------------
Class 529-B             $28.71
----------------------- -------------------------
Class 529-C             $28.72
----------------------- -------------------------
Class 529-E             $29.23
----------------------- -------------------------
Class 529-F             $29.38
----------------------- -------------------------
Class R-1               $28.88
----------------------- -------------------------
Class R-2               $28.86
----------------------- -------------------------
Class R-3               $29.15
----------------------- -------------------------
Class R-4               $29.35
----------------------- -------------------------
Class R-5               $29.56
----------------------- -------------------------